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                                                    Exhibit 24.2

          POWER OF ATTORNEY OF ADMINISTRATION COMMITTEE


KNOW ALL PERSONS BY THESE PRESENTS:

          Each of the undersigned hereby constitutes and appoints BURTON E. BROOME, CHRISTOPHER M. MCLAIN, and ROBERT D. MYERS, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement or Registration Statements on Form S-8 relating to 1,400,000 shares of common stock of Transamerica Corporation, and an indeterminate number of plan interests, issuable under the Transamerica Corporation Employees Stock Savings Plan, and any and all amendments of such Registration Statements, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.

          Executed on the 8th day of August, 1994.


/s/ Burton E. Broome            /s/ Edgar H. Grubb
Burton E. Broome                Edgar H. Grubb


/s/ Diane O. Berry              /s/ Rona I. King
Diane O. Berry                  Rona I. King


/s/ Margaret Gage               /s/ Ruth Ellen Saarinen
Margaret Gage                   Ruth Ellen Saarinen


/s/ Richard H. Finn
Richard H. Finn